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                              EASTERN BANCORP, INC.
           Computation of Primary and Fully Diluted Earnings Per Share

                                                                      Exhibit 11

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
                                                     Three Months Ended
                                                        December 31,
(Dollars in thousands, except per share data)        1995           1994
                                                  ----------      ---------
Net Income                                        $    1,487      $   1,200
                                                  ----------      ---------
                                                  ----------      ---------
PRIMARY:

Shares:

  Weighted average number of common
    shares outstanding                             2,398,474      2,383,932

  Dilutive effect of outstanding stock
    options                                          124,680         73,743
                                                  ----------      ---------

  Weighted average number of common
    and common equivalent shares                   2,523,154      2,457,675
                                                  ----------      ---------
                                                  ----------      ---------

  Earnings per share                              $     0.59      $    0.49
                                                  ----------      ---------
                                                  ----------      ---------

ASSUMING FULL DILUTION:

Shares:

  Weighted average number of common
    shares outstanding                             2,398,474      2,383,932

  Fully diluted effect of outstanding stock
    options                                          134,817         79,482
                                                  ----------      ---------

  Weighted average number of common
    and common equivalent shares                   2,533,291      2,463,414
                                                  ----------      ---------
                                                  ----------      ---------

Earnings per share                                $     0.59      $    0.49
                                                  ----------      ---------
                                                  ----------      ---------
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